As filed with the Securities and Exchange Commission on September 30, 1998
                                                            File No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                           AVTEL COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                                       87-0378021
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization)

         501 Bath Street                                  93101
     Santa Barbara, California                          (Zip Code)
(Address of principal executive offices)

               Registrant's telephone number, including area code:
                                 (805) 884-6300

                          1998 Stock Incentive Plan of
                           AvTel Communications, Inc.
                            (Full title of the Plan)

                    James P. Pisani, President and Secretary
                                 501 Bath Street
                         Santa Barbara, California 93101
                                 (805) 884-6300
                               (Agent for Service)



                         CALCULATION OF REGISTRATION FEE


                                                                   Proposed             Proposed
                                                                    Maximum              Maximum
     Title of Securities      Amount to be      Offering Price        Aggregate            Amount of
      to be Registered        Registered (1)     Per Share (2)    Offering Price (2)    Registration Fee
   ----------------------  ------------------  ----------------  --------------------  ------------------

    Common Stock, par
    value $.01 per share    1,500,000 Shares        $2.375            $3,562,500              $1,051
   ======================  ==================  ================  ====================  ==================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1998 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of AvTel Communications, Inc.

(2) Calculated solely for the purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of Common Stock of AvTel Communications, Inc. on September 28, 1998.

================================================================================

                                     Part II

                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

Item 3.   Incorporation of documents by reference.

The following documents, which have heretofore been filed by AvTel Communications, Inc. ("AvTel" or "Registrant") with the Securities and Exchange Commission (the "SEC"), are incorporated by reference herein and shall be deemed to be a part hereof:

     (a)  Form 10-K for the year ended December 31, 1997 (File No. 0-27580);

     (b)  Form 10-Q for the quarter ended March 31, 1998 (File No. 0-27580);

     (c)  Form 10-Q for the quarter ended June 30, 1998 (File No. 0-27580);

     (d) Form 8-K filed December 9, 1997 as amended on March 13, 1998 (File No. 0-27580); and

     (e) The description of AvTel's shares of Common Stock contained in AvTel's registration statement on Form 10-SB, as amended, initially filed with the SEC on January 16, 1996 (File No. 0-27580).

All documents subsequently filed by AvTel pursuant to Sections 13(a), 13(c), 14 and 15(d) if the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

Not applicable.

Item 5.   Interests of Named Experts and Counsel.

Not applicable.

Item 6.   Indemnification of Directors and Officers.

           Article VIII of the Registrant's Certificate of Incorporation ("Article VIII") is consistent with Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which generally permits a company to include a provision limiting the personal liability of a director in the company's certificate of incorporation. With limitations, Article VIII eliminates the personal liability of the Registrant's directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

However, Article VIII does not eliminate director liability (i) for breaches of the duty of loyalty to the Registrant and its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for transactions from which a director derives improper personal benefit and (iv) under Section 174 of the DGCL ("Section 174"). Section 174 makes directors personally liable for unlawful dividends and stock repurchases or redemptions and expressly sets forth a negligence standard with respect to such liability. Article VIII provides further that a director shall not be personally liable to the Registrant or its stockholders to such further extent as permitted by any law subsequently enacted, including any subsequent amendment to the DGCL. While Article VIII protects the directors from awards for monetary damages for breaches of their duty of care, it does not eliminate their duty of care.

Under  Section  145 of the  DGCL,  directors  and  officers,  as well  as  other employees and individuals, may be indemnified against expenses (including attorneys' fees), judgments, fines, amounts paid in settlement in connection with specified actions, suits, or proceedings, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation-a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to criminal actions or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such an action, and the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

With certain limitations, Article VI of the Registrant's By-Laws ("Article VI") provides for indemnification of any of the Registrant's current and former officers and directors against expenses, liabilities or other matters to the fullest extent permitted by Section 145. Indemnification rights under Article VI are non-exclusive. In the event of an officer's or director's death, such person's indemnification rights shall extend to his or her heirs and legal representatives. Article VI provides that the Registrant shall indemnify its directors and officers (and, in the discretion of the Board, employees of the Registrant or persons serving at the request of the Registrant in any other capacity for or on behalf of the Registrant) to the full extent permitted by law against any liability or expense actually and reasonably incurred. Article VI provides further that the Registrant shall advance expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that such officer or director is not entitled to be indemnified.

Item 7.   Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

See Index to Exhibits.

Item 9.  Undertakings.

A.         Rule 415 Offering

The undersigned registrant hereby undertakes:


     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided., however, that paragraphs (A)(1)(i) and (A)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.   Filings Incorporating Subsequent Exchange Act Documents by Reference.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Request for Acceleration of Effective Date or Filing of Registration Statement on Form S-8.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the registrant's charter or by-laws or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of AvTel Communications, Inc., hereby constitutes and appoints Anthony
E. Papa and James P. Pisani, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, with full power to act alone, to sign any and all amendments (including posteffective amendments) to this registration statement, and to file the same, with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or nominee, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, State of California, on September 28, 1998.

                                          AVTEL COMMUNICATIONS, INC.

                                          By/s/    ANTHONY E. PAPA
                                               Name: Anthony E. Papa
                                               Title:   Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on September 28, 1998, by the following persons in the capacities indicated.

Signature                                  Title

/s/   ANTHONY E. PAPA                      Chairman of the Board and Chief
    Anthony E. Papa                        Executive Office (Principal Executive
                                           Officer)

/s/    JAMES P. PISANI                     President, Chief Operating Officer,
    James P. Pisani                        Chief Financial Officer and Director
                                           (Principal Financial Officer)

/s/    VIRGINIA A. BAKER                 Controller and Chief Accounting Officer
    Virginia A. Baker                      (Principal Accounting Officer)


/s/     JOHN E. ALLEN                      Director
    John E. Allen


/s/     JEFFREY J. JENSEN                  Director
    Jeffrey J. Jensen

/s/     GREGORY T. MUTZ                    Director
    Gregory T. Mutz

                                INDEX TO EXHIBITS

Exhibit
Number               Description of Document

3.1 Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to AvTel's Annual Report on Form 10-KSB for the year ended September 30, 1997 (File No. 0-27580)(the "Form 10-KSB")).

3.2  Bylaws (incorporated by reference to Exhibit 3.2 to the Form 10-KSB).

4.1 Form of stock certificate for shares of Common Stock (incorporated by reference to Exhibit 4.1 to AvTel's Registration Statement on Form S-8 dated May 22, 1998).

4.2 1998 Stock Incentive Plan of AvTel Communications, Inc. (incorporated by reference to Exhibit A to AvTel's Definitive Proxy Statement on Schedule 14A dated April 28, 1998).

5    Opinion of Seed, Mackall & Cole LLP (set forth on page II-8).

23.1 Consent of KPMG Peat Marwick LLP (set forth on page II-9).

23.2 Consent of Seed, Mackall & Cole LLP (included in Exhibit 5).

24   Power of Attorney (included on page II-5)